                                                                    EXHIBIT 99.8


          CONSENT OF CHARLES F. MITCHELL, M.D., TO BE NAMED AS DIRECTOR


         The undersigned hereby consents to be named as a director of Devon Energy Corporation in the Registration Statement on Form S-4 filed by Devon Energy Corporation (Registration No. 333-103679) with the Securities and Exchange Commission.


Dated: March 19, 2003                      /s/ Charles F. Mitchell, M.D.